EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the First Quarter Ended December 31, 2025

MIAMI, Feb. 09, 2026 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) announced today its financial results for the first quarter ended December 31, 2025.

HIGHLIGHTS
Quarter ended December 31, 2025 (Unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)(2)	$2,605.3
Net assets	$1,040.4
Net asset value per share	$10.49
Quarterly change in net asset value per share	(3.1)%

Credit Facility	$488.9
2026 Notes, net of unamortized deferred financing costs	$184.8
2036 Asset-Backed Debt, net of unamortized deferred financing costs	$284.8
2036-R Asset-Backed Debt, net of unamortized deferred financing costs	$286.6
2037 Asset-Backed Debt, net of unamortized deferred financing costs	$387.0
Debt to equity	1.57x
Weighted average yield on debt investments at quarter-end	9.9%

Operating Results:
Net investment income	$26.6
Net investment income per share (GAAP)	$0.27
Core net investment income per share (3)	$0.27
Distributions declared per share	$0.31

Portfolio Activity:
Purchases of investments	$301.0
Sales and repayments of investments	$441.4

PSSL Portfolio data:
PSSL investment portfolio	$1,195.0
Purchases of investments	$133.8
Sales and repayments of investments	$12.4

PSSL II Portfolio data:
PSSL II investment portfolio	$193.2
Purchases of investments	$196.5
Sales and repayments of investments	$2.9

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $310.3 million, at fair value.
(2)	Includes investments in PennatPark Senior Secured Loan Fund II LLC, or PSSL II, an unconsolidated joint venture, totaling $56.2 million, at fair value.
(3)	Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2025, Core NII excluded: i) $0.5m of credit facility amendment costs and ii) $0.1m of incentive fee expense.

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 10, 2026

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, February 10, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #9076698 or PennantPark Floating Rate Capital Ltd. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the momentum of our new joint venture, PSSL II, which commenced operations and invested approximately $200 million during the quarter. Following quarter end, the joint venture purchased investments of approximately $130 million bringing total assets to approximately $325 million. Additionally, PSSL II upsized its credit facility, further supporting the plans to grow the NII of PFLT with a goal of dividend coverage" said Art Penn, Chairman and CEO. "Our portfolio continues to perform well, and we remain confident in its durability, underpinned by our disciplined approach to investing in the core middle market."

As of December 31, 2025, our portfolio totaled $2,605.3 million, and consisted of $2,310.2 million of first lien secured debt (including $237.7 million in PSSL and $39.4 million in PSSL II), $20.1 million of second lien and subordinated debt and $275.0 million of preferred and common equity (including $72.7 million in PSSL and $16.9 million in PSSL II). Our debt portfolio consisted of approximately 99% variable-rate investments. As of December 31, 2025, we had four portfolio companies on non-accrual, representing 0.5% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. As of December 31, 2025, the portfolio had net unrealized depreciation of $78.4 million. Our overall portfolio consisted of 160 companies with an average investment size of $16.3 million and had a weighted average yield on debt investments of 9.9%.

As of September 30, 2025, our portfolio totaled $2,773.3 million and consisted of $2,513.6 million of first lien secured debt (including $237.7 million in PSSL), $19.0 million of second lien and subordinated debt and $240.7 million of preferred and common equity (including $44.3 million in PSSL). Our debt portfolio consisted of approximately 99% variable-rate investments. As of September 30, 2025, we had three portfolio companies on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2025, the portfolio had net unrealized depreciation of $46.1 million. Our overall portfolio consisted of 164 companies with an average investment size of $16.9 million, and a weighted average yield on debt investments of 10.2%.

For the three months ended December 31, 2025, we invested $301.0 million in four new and 51 existing portfolio companies at a weighted average yield on debt investments of 10.0%. Sales and repayments of investments for the same period totaled $441.4 million including $132.5 million of sales to PSSL and $196.5 million of sales to PSSL II. For the three months ended December 31, 2024, we invested $606.9 million in 11 new and 58 existing portfolio companies with a weighted average yield on debt investments of 10.3%. Sales and repayments of investments for the same period totaled $401.3 million, including $187.7 million of sales to PSSL.

PennantPark Senior Secured Loan Fund I LLC

As of December 31, 2025, PSSL’s portfolio totaled $1,195.0 million, consisted of 120 companies with an average investment size of $10.0 million and had a weighted average yield on debt investments of 9.6%. As of September 30, 2025, PSSL’s portfolio totaled $1,084.6 million, consisted of 117 companies with an average investment size of $9.3 million and had a weighted average yield on debt investments of 10.1%.

For the three months ended December 31, 2025, PSSL invested $133.8 million (including $132.5 million purchase from the Company) in four new and 17 existing portfolio companies with a weighted average yield on debt investments of 9.4%. PSSL’s sales and repayments of investments for the same period totaled $12.4 million. For the three months ended December 31, 2024, PSSL invested $224.9 million (including $187.7 million purchased from the Company) in 17 new and eight existing portfolio companies with a weighted average yield on debt investments of 10.3%. PSSL’s sales and repayments of investments for the same period totaled $86.6 million.

PennantPark Senior Secured Loan Fund II LLC

As of December 31, 2025, PSSL II’s portfolio totaled $193.2 million and consisted of 41 companies with an average investment size of $4.7 million and at a weighted average yield on debt investments of 9.0%.

For the three months ended December 31, 2025, PSSL II invested $196.5 million (including $196.5 million purchased from the Company) in 42 new and zero existing portfolio companies at a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the three months ended December 31, 2025 totaled $2.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2025 and 2024.

Investment Income

For the three months ended December 31, 2025 investment income was $70.1 million, which was attributable to $64.2 million from first lien secured debt and $5.9 million from other investments. For the three months ended December 31, 2024, investment income was $67.0 million, which was attributable to $61.0 million from first lien secured debt and $6.0 million from other investments. The increase in investment income for the three months ended December 31, 2025, was primarily due to the increase in the size of the debt portfolio.

Expenses

For the three months ended December 31, 2025, expenses totaled $43.5 million and were comprised of: $27.2 million of debt related interest and expenses, $6.8 million of base management fees, $6.7 million of performance-based incentive fees, $2.1 million of general and administrative expenses, $0.2 million of taxes and $0.5 million in Credit Facility amendment costs. For the three months ended December 31, 2024, expenses totaled $37.0 million and were comprised of: $22.4 million of debt related interest and expenses, $5.3 million of base management fees, $7.5 million of performance-based incentive fees, $1.7 million of general and administrative expenses and $0.2 million of taxes. The increase in expenses for the three months ended December 31, 2025, was primarily due to the increase in interest expense from increased borrowings as a result of the increase in our investment portfolio.

Net Investment Income

For the three months ended December 31, 2025 and 2024, net investment income totaled $26.6 million or $0.27 per share, and $30.0 million or $0.37 per share, respectively. The decrease in net investment income for the three months ended December 31, 2025, was primarily due to an increase in interest expense and one time credit facility amendment costs.

Net Realized Gains or Losses

For the three months ended December 31, 2025 and 2024, net realized gains (losses) totaled $1.5 million and $26.7 million, respectively. The change in net realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended December 31, 2025 and 2024, we reported net change in unrealized appreciation (depreciation) on investments of $(32.3) million and $(29.0) million, respectively. As of December 31, 2025 and September 30, 2025, our net unrealized appreciation (depreciation) on investments totaled $(78.4) million and $(46.1) million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to the operating performance of the portfolio companies within our portfolio, changes in the capital market conditions of our investments, and realization of investments.

For the three months ended December 31, 2025 and 2024, our Credit Facility had a net change in unrealized appreciation (depreciation) of less than ($0.1) million and $0.1 million, respectively. As of December 31, 2025 and September 30, 2025, the net unrealized appreciation (depreciation) on the Credit Facility totaled zero, respectively. The net change in net unrealized (appreciation) or depreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months ended December 31, 2025 and 2024, net increase (decrease) in net assets resulting from operations totaled $(3.6) million or $(0.04) per share and $28.3 million, or $0.35 per share, respectively. The net increase or (decrease) from operations for the three months ended December 31, 2025, was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments, and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

For the three months ended December 31, 2025 and 2024, the annualized weighted average cost of debt, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 6.2% and 7.0%, respectively. As of December 31, 2025 and September 30, 2025, we had $279.1 million and $34.1 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2025 and September 30, 2025, we had cash and cash equivalents of $95.3 million and $122.7 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

During the three months ended December 31, 2025 we did not issue any shares of our common stock under the ATM Programs. During the three months ended December 31, 2024 we issued 7,276,000 shares of our common stock under the ATM Programs. During the three months ended December 31, 2024, shares were issued at a weighted average price of $11.30 per share, resulting in net proceeds of $82.2 million after commissions to the sales agents and inclusive of proceeds from the Investment Adviser to ensure that all shares were sold at or above NAV.

For the three months ended December 31, 2025, our operating activities provided cash of $148.6 million and our financing activities used cash of $176.0 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily due to repayments of our Credit Facility offset by proceeds received from the sale of $28.5 million of 2037 Class D Notes and $21.0 million of 2036-R Asset-Backed Debt D-R Notes to third parties.

For the three months ended December 31, 2024, our operating activities used cash of $232.7 million and our financing activities provided cash of $222.9 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to borrowings under the Credit Facility and proceeds from public offerings under our ATM program.

DISTRIBUTIONS

During the three months ended December 31, 2025 we declared distributions of $0.3075 per share for total distributions of $30.5 million. During the three months ended December 31, 2024, we declared distributions of $0.3075 per share for total distributions of $25.2 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

In February 2026, PSSL II upsized its revolving credit facility to $250 million.

Subsequent to quarter end, the Company sold approximately $27 million of assets to PSSL and approximately $133 million of assets to PSSL II. Following these transactions and other portfolio activity post quarter end, the Company's total investment portfolio was approximately $2.54 billion and our debt to equity ratio was 1.5x.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share data)

	December 31, 2025	September 30, 2025
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost— $2,226,700 and $2,458,018, respectively)	$2,238,775	$2,491,360
Controlled, affiliated investments (amortized cost— $457,000 and $361,375, respectively)	366,572	281,968
Total investments (amortized cost— $2,683,700 and $2,819,393, respectively)	2,605,347	2,773,328
Cash equivalents (cost— $40,143 and $40,729, respectively)	40,143	40,729
Cash (cost— $55,121 and $81,955, respectively)	55,125	81,959
Interest receivable	13,017	13,832
Receivable for investments sold	37	1,369
Due from affiliate	239	321
Prepaid expenses and other assets	2,174	2,143
Total assets	2,716,082	2,913,681
Liabilities
Credit Facility payable, at fair value (cost— $488,855 and $683,855, respectively)	488,859	683,837
2026 Notes payable, net (par—$185,000) (unamortized deferred financing costs of $197 and $391, respectively)	184,803	184,609
2036 Asset-Backed Debt, net (par—$287,000) (unamortized deferred financing costs of $2,238 and $2,373, respectively)	284,762	284,627
2036-R Asset-Backed Debt, net (par— $287,000 and $266,000) (unamortized deferred financing costs of $439 and $634, respectively)	286,561	265,366
2037 Asset-Backed Debt, net (par— $389,500 and $361,000) (unamortized deferred financing costs of $2,475 and $2,669, respectively)	387,025	358,331
Payable for investments purchased	—	14,852
Interest payable on debt	16,109	19,172
Distributions payable	10,170	10,170
Base management fee payable	6,814	6,549
Incentive fee payable	6,660	6,883
Accounts payable and accrued expenses	2,662	2,166
Deferred tax liability	1,228	1,864
Due to affiliate	—	739
Total liabilities	1,675,653	1,839,165
Net assets
Common stock, 99,217,896 and 99,217,896 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	99	99
Paid-in capital in excess of par value	1,219,502	1,219,502
Accumulated deficit	(179,172)	(145,085)
Total net assets	$1,040,429	$1,074,516
Total liabilities and net assets	$2,716,082	$2,913,681
Net asset value per share	$10.49	$10.83

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,
	2025	2024
Investment income:
From non-controlled, non-affiliated investments:
Interest	$56,531	$47,463
Dividend	8	577
Other income	761	1,480
From controlled, affiliated investments:
Interest	7,845	12,808
Dividend	4,944	4,375
Other income	—	306
Total investment income	70,089	67,009
Expenses:
Interest and expenses on debt	27,154	22,361
Performance-based incentive fee	6,660	7,492
Base management fee	6,814	5,264
General and administrative expenses	1,200	1,200
Administrative services expenses	900	500
Expenses before provision for taxes and amendment costs	42,728	36,817
Provision for taxes on net investment income	225	225
Credit Facility amendment costs	498	—
Total expenses	43,451	37,042
Net investment income	26,638	29,967
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	1,457	1,181
Non-controlled and controlled, affiliated investments	—	25,493
Provision for taxes on realized gain (loss) on investments	—	(73)
Net realized gain (loss) on investments	1,457	26,601
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(21,266)	2,943
Controlled and non-controlled, affiliated investments	(11,021)	(31,904)
Provision for taxes on unrealized appreciation (depreciation) on investments	636	632
Debt appreciation (depreciation)	(22)	90
Net change in unrealized appreciation (depreciation) on investments and debt	(31,673)	(28,239)
Net realized and unrealized gain (loss) from investments and debt	(30,216)	(1,638)
Net increase (decrease) in net assets resulting from operations	$(3,578)	$28,329
Net increase (decrease) in net assets resulting from operations per common share	$(0.04)	$0.35
Net investment income per common share	$0.27	$0.37

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle-market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:	Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com